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Exhibit 23.2




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 10, 1999 relating to the financial statements of Mobeo, Inc. which is incorporated by reference in such Registration Statement.






PricewaterhouseCoopers LLP
McLean, Virginia
December 19, 2000